Exhibit 8.1

April 12, 2017

CorEnergy Infrastructure Trust, Inc.
1100 Walnut, Suite 3350
Kansas City, Missouri  64106

Ladies and Gentlemen:

You have requested our opinion as special tax counsel to CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering and sale by the Company (the “Offering”) of up to 3,220,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Depositary Shares”), by means of a prospectus supplement dated April 12, 2017 (the “Prospectus Supplement”), which supplements the prospectus dated February 18, 2016 filed as part of the registration statement on Form S-3, Registration No. 333-209045 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“SEC”) (such prospectus, as supplemented through the addition of the Prospectus Supplement, the “Prospectus”).  Any reference to the Prospectus shall be deemed to refer to and include any documents filed by the Company on or after April 12, 2017 under the Securities Exchange Act of 1934, as amended, and incorporated by reference therein.  Capitalized terms not defined herein shall have the meaning given them in the Registration Statement or in the certificate, dated of even date herewith (the “Certificate”), delivered to Husch Blackwell LLP by the Company which provides certain representations relevant to this opinion.

In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)	the Charter of the Company, as currently in effect;

(ii)	the Second Amended and Restated Bylaws of the Company, as currently in effect;

(iii)	a Good Standing Certificate with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated as of a recent date;

(iv)
each of (A) the Articles Supplementary dated January 22, 2015 and filed with the Maryland SDAT with respect to the initial establishment of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock and (B) the form of the Articles Supplementary to be filed with the Maryland SDAT with respect to the Company’s additional 7.375% Series A Cumulative Redeemable Preferred Stock underlying the Depositary Shares to be sold in the Offering;

(v)
the Deposit Agreement, dated January 27, 2015 and entered into between the Company and Computershare, Inc. and Computershare Trust Company, N.A., a nationally chartered trust company, acting jointly (collectively, “Computershare”) as depositary for the Depositary Shares, as previously amended by the First Amendment to Deposit Agreement dated February 5, 2015 between the Company and Computershare (the “Original Deposit Agreement”);

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(vi)
the form of the Second Amendment to Deposit Agreement, to be entered into between the Company and Computershare as depositary for the Depositary Shares (collectively with the Original Deposit Agreement, the “Deposit Agreement”);

(vii)	the Certificate;

(viii)	the Registration Statement;

(ix)	the Prospectus; and

(x)	such other documents provided by the Company as we have considered relevant to our analysis.

This opinion is based on various facts and assumptions which are current as of the date hereof, including the facts set forth in the Reviewed Documents, concerning the business, assets and governing documents of the Company.  In our examination of the Reviewed Documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.  We have also assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and conditions of such documents, that all parties to such documents and/or any other person or entity otherwise subject to the terms and conditions of such documents have acted, and will act, in accordance with the terms and conditions of such documents, and that such documents accurately reflect the material facts concerning the Company and the Depositary Shares.

Further, our opinion is based on the assumptions that:

(i)	the Company is operated, and will continue to be operated, in the manner described in the Reviewed Documents;

(ii)	all statements of fact contained in the Reviewed Documents are true and complete in all material respects, and

(iii)
any statement made in any of the Reviewed Documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification.

We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering this opinion.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion.  In particular, the qualification and taxation of the Company as a real estate investment trust (a “REIT”) for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis the various qualifications imposed by the Internal Revenue Code of 1986, as amended (the “Code”), including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Husch Blackwell LLP.  Accordingly, to the extent that the facts differ from those represented to or assumed by us herein, our opinion could be inapplicable, and in such event, our opinion should not be relied upon.

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Our opinion herein is based on existing law as contained in the Code, final and temporary regulations promulgated thereunder by the United States Department of the Treasury (“Treasury Regulations”), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative pronouncements and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings which are not binding on the IRS except as to taxpayers actually receiving such a ruling), all as of the date hereof.  The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect.  In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts.  Our opinion has no official status of any kind, and is not binding on the IRS or the courts.  Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree with, our conclusions.  Further, any material variation or material differences in the facts, assumptions or materials referred to above may affect the conclusions stated herein.

Based upon, and subject to, the foregoing, and subject to the qualifications stated in the following paragraphs, we are of the opinion that, as of the date hereof:

(i)
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code during its taxable years ended December 31, 2013 through December 31, 2016, and that its current and proposed organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT thereafter; and

(ii)
the statements presented under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus that is contained in the Registration Statement, insofar as such statements discuss matters of United States federal income tax law and regulations or legal conclusions relating thereto, constitute our opinion as to the material United States federal income tax consequences set forth therein, subject to the assumptions and qualifications set forth therein and in this letter.

No opinion is expressed as to any matter not discussed herein and we undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.  We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.  We express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is furnished to you in accordance with the requirements of Item 601(b)(8) of SEC Regulation S-K solely for use in connection with the Registration Statement.  We express no opinion with respect to the matters described in the Registration Statement and the Prospectus other than those expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Prospectus under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any

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part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

Husch Blackwell LLP